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                                                                    EXHIBIT 23.1



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




The Board of Directors and Stockholders
LivePerson, Inc.:

      We consent to the incorporation by reference in the registration statement on Form S-8 of LivePerson, Inc. of our report dated March 27, 2000, with respect to the balance sheets of LivePerson, Inc. as of December 31, 1998 and 1999 and the related statement of operations, stockholders' deficit, and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the Form S-1 Registration Statement No. 333-95689 of LivePerson, Inc. dated April 6, 2000.

                                             /s/ KPMG LLP


New York, New York
April 6, 2000